EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT

The Board of Directors
DRS Technologies, Inc.

We consent to the use of our reports incorporated by reference in the Registration Statement (No. 333-___) and to the reference to our firm under the heading "Experts" in the prospectus.


                                    /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
December 23, 1998